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Exhibit 11.  Statement re Computation of per share earnings


THREE MONTHS ENDED JUNE 30, 2004

BASIC EARNINGS PER SHARE:

Net Income                            $748,097          =    $0.50
----------------------------------    ---------
Weighted Average Number of            1,499,574
Common Shares

DILUTED EARNINGS PER SHARE:

Net Income                            $748,097          =    $748,097   =  $0.49
----------------------------------    ---------              --------
Weighted Average Number of
Common Shares Adjusted for Effect     1,499,574+12,645       1,512,219
of Outstanding Options

SIX MONTHS ENDED JUNE 30, 2004

BASIC EARNINGS PER SHARE:

Net Income                            $1,477,388        =    $0.99
----------------------------------    ---------------
Weighted Average Number of            1,499,574
Common Shares

DILUTED EARNINGS PER SHARE:

Net Income                            $1,477,388        =    $1,477,388 =  $0.98
----------------------------------    ------------------     ----------
Weighted Average Number of            1,499,574+12,763       1,512,337
Common Shares Adjusted for
Effect of Outstanding Options